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DFI/CORP/38                 United States of America                      [LOGO]
RECORD 2/00
                               State of Wisconsin

                      DEPARTMENT OF FINANCIAL INSTITUTIONS

To All to Whom These Presents Shall Come, Greeting:

     I, RAY ALLEN, Deputy Administrator, Division of Corporate & Consumer Services, Department of Financial Institutions, do hereby certify that the annexed copy has been compared by me with the record on file in the Corporation Section of the Division of Corporate & Consumer Services of this department and that the same is a true copy thereof and the whole of such record; and that I am the legal custodian of said record, and that this certification is in due form.


[LOGO]                                      IN TESTIMONY WHEREOF, I have
                                       hereunto set my hand and affixed the
                                       official seal of the Department.


                                       /s/ Ray Allen
                                       -----------------------------------------
                                       RAY ALLEN, Deputy Administrator
                                       Division of Corporate & Consumer Services
                                       Department of Financial Institutions

DATE: JUN 12 2006

                                       BY: ILLEGIBLE

Effective July 1, 1996, the Department of Financial Institutions assumed the functions previously performed by the Corporations Division of the Secretary of State and is the successor custodian of corporate records formerly held by the Secretary of State.

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ILLEGIBLE
STATE OF WISCONSIN

                            ARTICLES OF INCORPORATION

                                       OF

                             ZBB ENERGY CORPORATION

     These Articles of Incorporation are executed by the undersigned for the purpose of forming a Wisconsin corporation under Chapter 180 of the Wisconsin
Statutes:

                                    ARTICLE I

     The name of the corporation is ZBB energy corporation.

                                   ARTICLE II

     The period of existence of the corporation shall be perpetual.

                                   ARTICLE III

      The corporation is authorized to engage in any lawful activity for which corporations may be organized under Chapter 180 of the Wisconsin Statutes.

                                   ARTICLE IV

      The aggregate number of shares which the corporation shall have authority to issue is Nine Thousand (9,000) shares of stock consisting of one class only, designated as "common stock" having a par value of One Cent ($.01) each.

                                    ARTICLE V

      The registered office of the corporation is located at 780 North Water Street, in the City of Milwaukee, Milwaukee County, Wisconsin 53202 and the name of its registered agent at such address is John A. Dickens.

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                                   ARTICLE VI

     The number of directors constituting the initial Board of Directors of the corporation shall be as provided in the By-Laws of the corporation. The number of directors of the corporation may be changed from time to time by the By-Laws of the corporation, but in no case shall be less than one (1).

                                   ARTICLE VII

     The name and address of the incorporator is John A. Dickens, 780 North Water Street, Milwaukee, WI 53202.

     Executed this 16th day of February, 1998.


                                        /s/ John A. Dickens
                                        ----------------------------------------
                                        John A. Dickens

This instrument was drafted by:

John A. Dickens
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin 53202

MW2-122445-1

                                                                       ILLEGIBLE

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                                  ARTICLES OF               STATE OF WISCONSIN
                                 INCORPORATION                     FILED
                                                                FEB 25 1998
                                  CHAPTER 180                  DEPARTMENT OF
                                                          FINANCIAL INSTITUTIONS

PLEASE RETURN TO:


/s/ Janell M. Bishop
----------------------------------
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, WI 53202

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ILLEGIBLE

                      AMENDMENT TO ARTICLES OF INCORPORATION

                                       OF

                             ZBB ENERGY CORPORATION

          Pursuant to the consent of the sole incorporator of ZBB Energy Corporation and in accordance with Section 180.1005 of the Wisconsin Statutes, the following resolution was duly adopted on February 23, 1998:

               BE IT RESOLVED, that the Articles of Incorporation of ZBB Energy Corporation be, and they hereby are, amended by deleting Article IV thereof and inserting in its place the following:

          ARTICLE IV. The aggregate number of shares which the corporation shall have authority to issue is Fifty Million (50,000,000) shares of stock consisting of one class only, designated as "Common Stock" having a par value of One Cent ($.01) each.

          Executed in duplicate this 23rd day of February 1998.

                                           ZBB ENERGY CORPORATION


                                           By: /s/ John A. Dickens
                                               ---------------------------------
                                               John A. Dickens, Incorporator

This instrument was drafted by:

     Christopher B. Noyes
     Godfrey & Kahn, S.C.
     780 North Water Street
     Milwaukee, Wisconsin 53202

AMD-ZBB.jsd
MW2-131621-1

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ARTICLES OF - Chap. 180
AMENDMENT

                                            Increases auth shares:
                                            from: 9,000 SHS. Com. @ $.01 P.V.
                                            to: 50,000,000 SHS. Com. @ $.01 P.V.

                                                                 $10,000.00
                                                                 +    25.00 Exp.

                               STATE OF WISCONSIN
                                      FILED
                                   APR 29 1998
                                  DEPARTMENT OF
                             FINANCIAL INSTITUTIONS

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  RECEIVED
DEC 21 2004
 WISCONSIN
    DFI

                   AMENDMENT TO ARTICLES OF INCORPORATION

                                       OF

                             ZBB ENERGY CORPORATION

     Pursuant to the consent of the Board of Directors and the Shareholders of ZBB Energy Corporation, a Wisconsin corporation (the "Corporation"), and in accordance with Section 180.1003 of the Wisconsin Statutes, the following resolution was duly adopted as of October 28, 2004:

          BE IT RESOLVED, that the Articles of Incorporation of the Corporation, be, and they hereby are, amended as follows:

          1. Article IV of the Articles of Incorporation is hereby deleted in its entirety and the following inserted in place thereof:

                                   ARTICLE IV

          The aggregate number of shares which the Corporation shall have authority to issue is One Hundred Fifty Million (150,000,000) shares of stock consisting of one class only, designated as "Common Stock" having a par value of One Cent ($.01) each.

          At the close of business on the effective date of this Amendment (the "Record Date"), each share of Common Stock outstanding or held in treasury immediately prior to the Record Date shall be changed into three shares of said Common Stock (the "Stock Split"). Stock certificates evidencing shares of Common Stock outstanding or held in treasury on the Record Date shall continue to evidence the same number of shares that such certificates evidenced prior to the Record Date and the additional shares issuable as a result of such change of each share into three shares shall be uncertificated shares and issued on the Record Date to persons who are at the close of business on the Record Date the holder of record of Common Stock.

          2. Article VI of the Articles of Incorporation is hereby deleted in its entirety and the following inserted in place thereof:

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                                   ARTICLE VI

          The number of directors shall be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors then in office, but shall not be less than three. The directors shall be divided into three classes, designated Class I, Class II, and Class III, and the term of directors of each class shall be three years; provided, however, that the initial term of Class I directors shall expire at the first annual shareholders' meeting after October 30, 2004, the initial term of Class II directors shall expire at the second annual shareholders' meeting after October 30, 2004 and the initial term of Class III directors shall expire at the third annual shareholders' meeting after October 30, 2004. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. If the number of directors is changed by resolution of the Board of Directors pursuant to this Article VI, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be duly elected and shall quality except where a director is removed or resigns as a director prior to that date.

          3. The following new Article VIII is hereby added to the Articles of
     Incorporation:

                                   ARTICLE VIII

          Notwithstanding any provision of these Articles of Incorporation, these Articles of Incorporation may he amended, altered or repealed, and new Articles of Incorporation may be enacted, only if not less than three-quarters of the shares of common stock of the Corporation cast at a meeting of shareholders duly called for such purpose favor such action.

          4. The following new Article IX is hereby added to the Articles of
     Incorporation:

                                    ARTICLE IX

          Notwithstanding any other provision of these Articles of Incorporation or the Corporation's By-Laws, the Corporation's By-Laws may be amended, altered or repealed, and new By-Laws may be enacted, only if not less than three-quarters of the shares of


                                       2

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          common stock of the Corporation cast at a meeting of shareholders duly called for such purpose favor such action. The Board of Directors may not amend, alter, repeal the Corporation's By-Laws, or enact new By-Laws; provided, however, the Board of Directors may propose to the shareholders that the Corporation's By-Laws be amended, altered or repealed, or that new By-Laws be enacted.

This Amendment shall be effective as of 10:35 a.m. on December 21, 2004.

              [THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]


                                       3

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           Executed in duplicate as of the 21st day of December, 2004,

                                        ZBB ENERGY CORPORATION


                                        By: /s/ Geoffery David Hamn
                                            ------------------------------------
                                        Name: GEOFFERY DAVID HAMN
                                        Title: DIRECTOR / CEO

This instrument was drafted by:

Dennis F. Connolly
Godfrey & Kehn, S.C.
780 North Water Street
Milwankee, Wisconsin 53202


                                       4

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                             ARTICLES OF AMENDMENT
                                  CHAPTER 180

                            Increases auth stock to:
                        150,000,000 Shs. Com. @ $.01 P.V.

                                    12/22/04
                                     005881
                                     $6500

                                                            STATE OF WISCONSIN
                                                                   FILED
                                                                DEC 22 2004
                                                               DEPARTMENT OF
                                                          FINANCIAL INSTITUTIONS